Exhibit 5

[Conner & Winters, LLP Letterhead]

May 3, 2011

Unit Corporation

7130 South Lewis

Suite 1000

Tulsa, Oklahoma 74136

Re:	Unit Corporation
Registration Statement on Form S-3

Gentlemen:

We have acted as counsel for Unit Corporation, a Delaware corporation (the “Company”), and Unit Drilling Company, an Oklahoma corporation, Unit Petroleum Company, an Oklahoma corporation, Superior Pipeline Company, L.L.C., an Oklahoma limited liability company, Unit Texas Drilling, L.L.C., an Oklahoma limited liability company, Unit Drilling USA Colombia, L.L.C., a Delaware limited liability company, Unit Drilling Colombia, L.L.C., a Delaware limited liability company, Unit Texas Company, an Oklahoma corporation, Superior Pipeline Texas, L.L.C., an Oklahoma limited liability company, Superior Appalachian Pipeline, L.L.C., an Oklahoma limited liability company, Unit Drilling and Exploration Company, a Delaware corporation, Petroleum Supply Company, an Oklahoma corporation, and Preston County Gas Gathering, L.L.C., a Delaware limited liability company (collectively, the “Guarantors”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) debt securities of the Company, which may be either senior or subordinated (collectively, the “Debt Securities”), and may be fully and unconditionally guaranteed by the Guarantors (collectively, the “Guarantees”), (ii) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), (iii) shares of the Company’s common stock, par value $0.20 per share (the “Common Stock”), (iv) Warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock of the Company (“Warrants”), (v) purchase contracts for the purchase or sale of debt or equity securities of the Company or any combination thereof, (“Purchase Contracts”), and (vi) units consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Common Stock, shares of Preferred Stock or any combination of the securities (“Units”) and together with the Debt Securities, Guarantees, Preferred Stock, Common Stock, Warrants and Purchase Contracts (the “Securities”). The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the articles or certificate of incorporation or articles of organization, as applicable, and the by-laws or operating agreement, as applicable, of the Company and each of the Guarantors, each as amended and in effect on the date hereof, (ii) the Registration Statement and (iii) the form of Indenture relating to the Debt Securities and

Guarantees (the “Indenture”) to be executed by the Company and an indenture trustee to be selected by the Company (the “Trustee”) filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

We have also assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) before the issuance of any Securities, (a) the Registration Statement will have been declared effective under the Securities Act and its effectiveness will not have been terminated or rescinded, (b) an appropriate Prospectus Supplement describing the Securities will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) the Securities will have been duly authorized by appropriate corporate and limited liability company action so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company or Guarantors, as applicable, and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company or Guarantors, (d) the Company has received the consideration for the Securities as contemplated by the Registration Statement and any Prospectus Supplement thereto, and (e) all Securities issuable upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Purchase Contracts or Warrants sold will, at the time of sale, have been duly authorized, and reserved for issuance upon such conversion, exchange or exercise, and (iii) with respect to the issuance of shares of each series of Preferred Stock offered from time to time under the Registration Statement, the Board of Directors of the Company will have approved and adopted and filed with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights, Privileges and Restrictions of Preferred Stock with respect to the series (a “Certificate of Designation”).

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company and Guarantors, had or will have the power, corporate, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company or other, and execution and delivery by such parties of such documents, and, as to parties other than the Company or Guarantors, the validity and binding effect on such parties. We have also assumed that the Company and Guarantors have been duly organized and are validly existing in good standing under the laws of the States of Delaware and Oklahoma, as applicable, and that the Company and Guarantors have complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indenture and the Registration Statement. We have also assumed that the choice of New York law to govern the Indenture is a valid and legal provision.

Our opinions set forth herein are limited to the laws of the States of Delaware, New York and Oklahoma which are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated.

Based on the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. The Debt Securities proposed to be sold by the Company and the Guarantees to be issued by the Guarantors, when (i) all necessary corporate or limited liability company action on the part of the Company and each of the Guarantors, as applicable, has been taken to authorize the issuance and sale of such Debt Securities and Guarantees; (ii) the Trustee has been selected and qualified pursuant to the Trust Indenture Act of 1939, as amended; (iii) the Indenture and any supplemental indenture in respect of the Debt Securities have been duly executed and delivered; (iv) the terms of the Debt Securities and Guarantees have been duly established in accordance with the Indenture and any applicable supplemental indenture relating to the Debt Securities; and (v) the Debt Securities and Guarantees have been duly executed and authenticated in accordance with the Indenture and any related supplemental indenture in respect of the Debt Securities and Guarantees and duly issued and delivered by the Company and Guarantors, as applicable, on payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued and constitute valid and binding obligations of the Company and Guarantors, as applicable, enforceable in accordance with their terms.

2. The shares of Preferred Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock, including the adoption of a Certificate of Designation relating to the Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; and (ii) such shares of Preferred Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Preferred Stock) in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

3. The shares of Common Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock; and (ii) such shares of Common Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Common Stock) in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

4. The Warrants proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants and the issuance and sale of the Securities issuable upon the exercise thereof; (ii) a warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered; (iii) the Warrants have been duly authenticated by the warrant agent; and (iv) the Warrants are issued and delivered upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5. The Purchase Contracts proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Purchase Contracts; (ii) a purchase contract agreement relating to the Purchase Contracts has been duly authorized and validly executed and delivered; and (iii) the Purchase Contracts are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6. The Units, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Units; (ii) the terms of the collateral arrangements, if any, relating to the Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements; and (iii) the Units are issued and delivered by the Company on payment of the consideration therefor in the manner contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

The opinions set forth above are subject to the following qualifications, further assumptions and limitations:

(a) the enforcement of any agreements or instruments may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

(b) we have assumed that the execution and delivery by the Company and the Guarantors, as the case may be, of the Indenture and the performance by the Company and any of the Guarantors parties thereto of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or any such Guarantor or its properties is subject; and

(c) we have assumed that there will be a sufficient number of unissued shares of Preferred Stock and Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance to cover the number of shares of Preferred Stock and Common Stock issued and delivered in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise.

Furthermore, the opinions set forth above are subject to the effects of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the availability of a remedy under certain circumstances where another remedy has been elected, (c) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (d) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (e) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration and (f) limit the waiver rights under usury laws.

We consent to the to the filing of this opinion as an exhibit to the Registration Statement and to reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. The effective date of this opinion is the date first set forth above, and we do not undertake to advise you of any matter brought to our attention thereafter which would or may modify, in whole or in part, any or all of the foregoing.

Yours very truly,

CONNER & WINTERS, LLP

/s/ Conner & Winters, LLP